UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


          Date of Report:                             February 16, 2010
                                                      -----------------
         (Date of earliest event reported):           February 9, 2010
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                           Commission File No. 0-5411

                             HERLEY INDUSTRIES, INC.
                             -----------------------
             (Exact name of Registrant as specified in its Charter)


             Delaware                                   23-2413500
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  (State or other jurisdiction of           (IRS Employer Identification Number)
          incorporation)

         3061 Industry Drive
       Lancaster, Pennsylvania                             17603
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(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: 717-397-2777
                                                    ------------

Former name or former address, if changed since last Report: N/A
                                                             ---

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act
[ ] Pre-commencement to communications pursuant to Rule 13e-4(c) under the
    Exchange Act
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Item 5.02 - Departure of Directors or Certain  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers


     As previously reported, effective January 8, 2010, John A. Thonet, P.E., P.P. was elected as Chairman of the Board of Directors of Herley Industries, Inc. (the "Company").

     The Company's Compensation Committee has established an initial compensation arrangement for Mr. Thonet pending further discussions among the Committee members, the Company's outside advisors and Mr. Thonet. Under the initial arrangement, Mr. Thonet will become an employee of the Company, and begin to receive compensation at the rate of $400,000 per year, effective as of February 1, 2010. In addition, Mr. Thonet will receive a starting bonus at the same annual rate for his service for the 24 days in January 2010 during which he served as Chairman.

     The Compensation Committee retained independent compensation consultants to assist it in establishing the initial compensation arrangements. To the extent that this initial compensation arrangement is materially amended in the future, the Company will make appropriate disclosure of such amendments.

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
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: February 16, 2010             HERLEY INDUSTRIES, INC.
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                                By: /s/ Anello C. Garefino
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                                    Anello C. Garefino
                                    Chief Financial Officer